Exhibit 99.1

Masimo Reports Third Quarter 2007 Financial Results

Record results mark 17th consecutive quarter of revenue growth

Third Quarter Highlights:

*	Product revenues increased 29% to a record $51.1 million

*	Masimo SET pulse oximeter units increase 32% to a record 30,800 units

Irvine, California, October 30, 2007 – Masimo Corporation (NASDAQ: MASI), the inventor of Pulse CO-Oximetry and Read-Through Motion & Low Perfusion pulse oximetry, today announced its financial results for the quarter ended September 29, 2007, with product revenues of $51.1 million representing a 29% increase over $39.8 million for the third quarter of 2006. Including royalty revenues, Masimo reported total third quarter revenues of $64.4 million compared to $57.6 million for the third quarter of 2006. Net income for the quarter was $10.6 million representing $0.16 GAAP or $0.18 non-GAAP earnings per common share.

Masimo also reported that it shipped a record 30,800 Masimo SET and Masimo Rainbow SET pulse oximeter units, excluding handheld pulse oximeters, during the third quarter of 2007, up 32% from 23,300 in the comparable prior year period, resulting in an estimated worldwide installed base of 448,000 Masimo SET pulse oximeters.

For the quarter ended September 29, 2007, due entirely to the impact of a $2.8 million, net of tax, decline in royalty payments as contemplated in our 2006 patent litigation settlement, GAAP net income declined from $12.3 million in the quarter ended September 30, 2006 to $10.6 million in the current quarter ended September 29, 2007. Masimo reported third quarter 2007 net income attributable to common stockholders of $6.9 million or $0.16 per common share as compared to $3.3 million or $0.16 per common share for the third quarter 2006. For the quarter ended September 29, 2007, on a non-GAAP basis and adjusting only for the assumed conversion of preferred stock into common stock in connection with the Masimo’s recently completed initial public offering, net income was $0.18 per common share, as compared to $0.22 per common share in the prior year period.

Joe E. Kiani, Chairman and Chief Executive Officer of Masimo, said, “We are happy to report third quarter results that exceeded expectations. Our strong performance is a clear reflection of the fact that our innovative products and technologies are finding widespread adoption in virtually every segment of the clinical community. We will continue to build on these results by focusing our efforts on helping clinicians do what’s best for patient care, providing them noninvasive patient monitoring technologies like our Masimo Rainbow SET platform that seek to ‘solve the unsolvable’ challenges in healthcare.”

For the nine month period ended September 29, 2007, Masimo’s product revenues were $144.5 million, up 29% from $112.3 million in the same prior year period. Including royalty revenues, Masimo’s total revenues were $187.0 million for the nine month period ended September 29, 2007, up from $162.7 million in the same prior year period. In the nine month period ended September 29, 2007, Masimo shipped a record 87,000 Masimo SET and Masimo Rainbow SET pulse oximeter units, excluding handheld pulse oximeters, compared to 69,900 in the same prior year period.

Net income for the nine month period ended September 29, 2007 was $30.2 million compared to $170.9 million in the comparable prior year period, which included $262.6 million in net patent litigation settlement proceeds and various one-time stock based compensation charges related to dividend and bonus payments authorized in the first quarter of 2006. For the nine month period ended September 29, 2007, Masimo’s reported net income attributable to common stockholders was $11.8 million, or $0.40 per common share, as compared to $2.79 per common share for the nine month period ended September 30, 2006. For the nine month period ended September 29, 2007, on a non-GAAP basis and adjusting only for the assumed conversion of preferred stock into common stock in connection with Masimo’s recently completed initial public offering, Masimo’s net income was $0.54 per common share, as compared to $3.12 per share in the same prior year period.

Cash, cash equivalents and short-term investments were $88.6 million at September 29, 2007.

In August 2007, Masimo completed its initial public offering of 13,704,120 million common shares, comprised of 10,416,626 shares sold on behalf of selling stockholders and 3,287,494 shares sold on behalf of the Company, inclusive of the underwriters’ full exercise of its over-allotment option. The shares were sold at $17.00 per share, for total offering of $233.0 million of which the net proceeds to the Company was approximately $47.8 million.

Financial Guidance

For the full year 2007, Masimo now expects total revenues to be approximately $250 million up from $245 million and total product revenues to be approximately $197 million up from $195 million. Masimo also expects full year GAAP earnings per share to be approximately $0.50 per share up from $0.43 per share and non-GAAP earnings per share, adjusted only for the assumed conversion of preferred stock into common stock in connection with the Company’s recently completed initial public offering, to be approximately $0.63 up from $0.55. The projections and guidance set forth above are estimates only and actual performance could differ.

Conference Call

Masimo will hold a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss the results. The dial-in numbers are (800) 659-2037 for domestic callers and (617) 614-2713 for international callers. The reservation number for both dial-in numbers is 20647778. A live Web cast of the conference call will be available online from the “investor relations” page of the Company’s corporate web site at www.masimo.com.

After the live web cast, the call will remain available on Masimo’s web site through November 30, 2007. In addition, a telephonic replay of the call will be available until November 13, 2007. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use reservation code 39086455.

Non-GAAP Measures

Masimo prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP. In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company uses non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled below. In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors, analysts and other interested parties in evaluating the Company’s underlying business performance on a comparable basis with past and future reported earnings per share and with the financial guidance provided in this release. Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets. Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Masimo

Masimo develops innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the company debuted Read-Through Motion and Low Perfusion pulse oximetry, known as Masimo SET, and with it virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies have confirmed that Masimo SET technology allows clinicians to accurately monitor blood oxygen saturation in critical care situations. Our Masimo SET platform has significantly addressed many of the previous technology limitations, has substantially contributed to improved patient outcomes and has been referred to by several industry sources as the gold standard in pulse oximetry. In 2005, Masimo introduced Masimo Rainbow SET Pulse CO-Oximetry, which, for the first time, noninvasively monitors the level of carbon monoxide and methemoglobin in the blood, allowing early detection and treatment of potentially life-threatening conditions. Founded in 1989, Masimo has the mission of “Improving Patient Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications.” Additional information about Masimo and its products may be found at www.masimo.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about: our plans, objectives, strategies and prospects regarding, among other things, the financial condition, results of operations and business of ours and our subsidiaries; the market acceptance of products such as Patient SafetyNet; the value of new measuring new parameters such as PVI; expectations regarding our ability to design and deliver innovative new noninvasive technologies and expand into additional areas of vital signs monitoring and measurements; whether publications from prior independent clinical studies regarding PVI will be duplicated in future studies; and expectations for total revenues, product revenues, GAAP earnings per share and non-GAAP earnings per share for the full fiscal year 2007. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control including: risks related to our reliance on Masimo SET and related products for substantially all of our revenue; risks related to any failure in protecting our intellectual property; risks related to exposure to competitors’ assertions of intellectual property claims; risks related to the highly competitive nature of the markets in which we sell our products; risks related to the failure to continue developing innovative products; risks related to the introduction of competing products; risks related to the lack of acceptance of new products, including the Masimo Patient SafetyNet; risks related to the loss of our customers; risks related to increases in prices for raw materials or the loss of key supplier contracts; risks related to the failure to retain senior management or replace lost senior management; risks related to product liability claims exposure; risks related to the absence of expected returns from the amount of intangible assets we have recorded; the risk that our financial performance in the fourth quarter of 2007 may not meet expectations; risks and uncertainties related to the maintenance and strength of our brand; and other factors discussed in the “Risk Factors” section of our quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on September 20, 2007. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the risk factors contained in our quarterly report on Form 10-Q for the quarter ended June 30, 2007, whether as a result of new information, future events or otherwise, except as may be required under the federal securities laws.

# # #

Masimo Corporation

Investors:

Mark P. de Raad

Executive Vice President and

Chief Financial Officer

(949) 297-7080

mderaad@masimo.com

Media:

Tom McCall

Vice President, Corporate Communications

(949) 297-7075

tmccall@masimo.com

Masimo, SET, Signal Extraction Technology, Radical, Radical-7, Rad57, APOD, and Improving Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Application, Patient SafetyNet, Rainbow, SpCO, SpMet, PVI, and Pulse CO-Oximeter are registered trademarks or trademarks of Masimo Corporation.

MASIMO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2006	September 29, 2007
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$55,382	$88,557
Accounts receivable, net of allowance for doubtful accounts	22,350	27,353
Royalties receivable	1,289	13,125
Inventories	17,135	23,025
Deferred tax assets	18,116	20,402
Other current assets	3,043	4,639

Total current assets	117,315	177,101
Deferred cost of goods sold	21,899	25,233
Property and equipment, net	10,290	10,814
Deferred tax assets	3,163	3,761
Restricted cash	507	511
Intangible assets, net	4,592	4,967
Goodwill	448	448
Other assets	859	1,883

Total assets	$159,073	$224,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,142	$10,252
Accrued compensation	12,207	10,475
Accrued liabilities	4,655	7,239
Dividends payable	37,533	183
Income taxes payable	1,245	6,114
Deferred revenue	13,880	17,937
Current portion of long-term debt	7,528	11,847

Total current liabilities	87,190	64,047
Deferred revenue	490	625
Long-term debt, less current portion	13,514	22,229
Other liabilities	918	1,137

Total liabilities	102,112	88,038
Commitments and contingencies	—	—
Stockholders’ equity
Convertible preferred stock	88,328	—
Common stock	17	55
Treasury stock	(628)	(1,209)
Additional paid-in capital	—	141,607
Accumulated other comprehensive loss	(317)	(673)
Accumulated deficit	(30,439)	(3,100)

Total stockholders’ equity	56,961	136,680

Total liabilities and stockholders’ equity	$159,073	$224,718

MASIMO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share information)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007
Revenue:
Product	$39,755	$51,122	$112,279	$144,513
Royalty and license fee	17,891	13,254	50,447	42,497

Total revenue	57,646	64,376	162,726	187,010
Cost of goods sold	14,704	18,809	45,798	53,630

Gross profit	42,942	45,567	116,928	133,380
Operating expenses:
Research and development	4,330	6,540	19,267	17,455
Selling, general and administrative	18,281	21,594	69,462	64,575
Patent litigation proceeds	—	—	(262,601)	—
Antitrust litigation	30	508	103	982

Total operating expenses	22,641	28,642	(173,769)	83,012

Operating income	20,301	16,925	290,697	50,368
Non-operating income (expense):
Interest income	1,298	726	5,936	1,270
Interest expense	(437)	(719)	(1,413)	(1,831)
Other	134	559	321	770

Total non-operating income	995	566	4,844	209

Income before provision for income taxes	21,296	17,491	295,541	50,577
Provision for income taxes	9,000	6,941	124,626	20,377

Net income	12,296	10,550	170,915	30,200
Preferred stock dividend	—	—	(58,571)	—
Accretion of preferred stock	(1,956)	(925)	(6,029)	(4,837)
Undistributed income attributable to preferred stockholders	(6,998)	(2,739)	(49,172)	(13,526)

Net income attributable to common stockholders	$3,342	$6,886	$57,143	$11,837

Net income per common share:
Basic	$0.20	$0.18	$3.46	$0.49

Diluted	$0.16	$0.16	$2.79	$0.40

The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statement of operations above (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007
Cost of goods sold	$49	$56	$2,015	$134
Research and development	73	191	8,491	466
Selling, general and administrative	273	697	21,701	1,992

MASIMO CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share

The following tables provide a comparison of our diluted earnings per share calculated under Emerging Issues Task Force Issue No. 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128”, or EITF 03-6, and Financial Accounting Standards Board No. 128 “Earnings per Share”, or FASB 128, in accordance with GAAP and the non-GAAP if converted method based upon FASB 128. The non-GAAP if converted method assumes conversion of all shares of the Company’s preferred stock into common stock as of December 31, 2005.

Upon the closing of our initial public offering on August 13, 2007, all outstanding shares of our prior Series A through Series G convertible preferred stock were converted into an aggregate of 34,612,503 shares of common stock. Therefore, effective August 13, 2007, we transitioned from computing diluted earnings per share from the two class method in accordance with EITF 03-6 to the if converted method in accordance with FASB 128. Net income for the three and nine months ended September 29, 2007 was allocated between the periods during which two classes of equity securities were outstanding and during which a single class of equity securities was outstanding based on the respective number of days. For the three months ended September 29, 2007, two classes of equity securities were outstanding for 43 days and a single class of equity securities was outstanding for 48 days, or 47.3% and 52.7% of the total days in the three month reporting period, respectively. For the nine months ended September 29, 2007, two classes of equity securities were outstanding for 224 days and a single class of equity securities was outstanding for 48 days, or 82.4% and 17.6% of the total days in the nine month reporting period, respectively.

We believe that the following non-GAAP diluted earnings per share information is relevant and useful information that can be used by analysts, investors and other interested parties to assess our performance on a comparable basis to future reported diluted earnings per share. Accordingly, we are disclosing this information to permit additional analysis of our performance (in thousands, except share data):

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007
Numerator:
GAAP: Net income attributable to common stockholders	$3,342	$6,886	$57,143	$11,837
Less: Net income attributable to common stockholders during which two classes of equity securities were outstanding	3,342	1,321	57,143	6,508

Net income attributable to common stockholders during which a single class of equity securities was outstanding	$—	$5,565	$—	$5,329

GAAP: Net income attributable to common stockholders	$3,342	$6,886	$57,143	$11,837
Preferred stock dividend	—	—	58,571	—
Accretion of preferred stock	1,956	925	6,029	4,837
Undistributed income attributable to preferred stockholders	6,998	2,739	49,172	13,526

Non-GAAP: Net income attributable to common stockholders	$12,296	$10,550	$170,915	$30,200

Denominator:
Weighted average number of common shares outstanding under the two class method – Diluted	20,408,668	20,925,509	20,470,129	20,732,900

Weighted average number of common shares outstanding under the single class method – Diluted	—	59,378,458	—	59,378,458

Non-GAAP: Weighted average common shares outstanding – Diluted	55,022,791	57,592,020	54,758,974	56,091,726

Earnings per share – Diluted:
Earnings per share – Two class	$0.16	$0.06	$2.79	$0.31
Earnings per share – Single class	—	0.10	—	0.09

GAAP: Earnings per share – Diluted	$0.16	$0.16	$2.79	$0.40

Non-GAAP: Earnings per share – Diluted	$0.22	$0.18	$3.12	$0.54